Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST REPORTS FOURTH QUARTER AND YEAR END 2016 RESULTS

Comparable RevPAR Growth for all Hotels Not Under Renovation was 3.2%

Comparable Hotel EBITDA Margin for all Hotels Not Under Renovation Increased 46 bps

Comparable Hotel EBITDA Flow-Through for all Hotels Not Under Renovation was 51%

Appoints Douglas A. Kessler as Chief Executive Officer

Makes Public Offer to Acquire FelCor Lodging Trust Incorporated

DALLAS, February 23, 2017 — Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today reported financial results and performance measures for the fourth quarter ended December 31, 2016. The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA are comparable assuming each of the hotel properties in the Company’s hotel portfolio as of December 31, 2016 were owned as of the beginning of each of the periods presented.  Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2016, with the fourth quarter ended December 31, 2015 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGIC OVERVIEW

•                  Opportunistic focus on upper-upscale, full-service hotels

•                  Targets moderate debt levels of approximately 55 -  60% net debt/gross assets

•                  Highly-aligned management team and advisory structure

•                  One of the highest long-term total shareholder returns in the industry

•                  Attractive dividend yield of approximately 6.4%

•                  Targets cash and cash equivalents at a level of 25 - 35% of total equity market capitalization for the purposes of:

•                  working capital needs at property and corporate levels

•                  hedging against a downturn in the economy or hotel fundamentals

•                  being prepared to pursue accretive investments or stock buybacks as those opportunities arise

FINANCIAL AND OPERATING HIGHLIGHTS

•                  Net loss attributable to common stockholders was $57.3 million or $0.61 per diluted share for the quarter.  For the full year of 2016, net loss attributable to common stockholders was $88.7 million or $0.95 per diluted share.

•                  Comparable RevPAR for all hotels not under renovation increased 3.2% during the quarter

•                  Comparable Hotel EBITDA Margin for all hotels not under renovation increased 46 basis points for the quarter

•                  Comparable Hotel EBITDA flow-through for all hotels not under renovation was 51% for the quarter

AHT Reports Fourth Quarter Results

February 23, 2017

•                  Adjusted EBITDA was $84.1 million for the quarter.  Adjusted EBITDA for the full year of 2016 was $431.1 million, which reflected a 6% growth rate over 2015.

•                  Adjusted funds from operations (AFFO) was $0.16 per diluted share for the quarter.  For the full year of 2016, AFFO per diluted share was $1.51 compared with $1.44 for the full year of 2015, an increase of 5% over the prior year.

•                  The Company’s common stock is currently trading at an approximate 6.4% dividend yield

•                  Capex invested in the quarter was $66.1 million

TRANSACTION HIGHLIGHTS

•                  Completed the sale of the 162-room SpringHill Suites Gaithersburg in Gaithersburg, MD for approximately $13.2 million ($81,000 per key)

•                  Completed the sale of the two-hotel portfolio comprised of the 151-room Courtyard Palm Desert and the 130-room Residence Inn Palm Desert for $36 million ($128,000 per key)

•                  Refinanced four mortgage loans with existing outstanding balances totaling approximately $415 million with a new loan totaling $450 million

•                  Priced an underwritten public offering of 6,200,000 shares of 7.375% Series G Cumulative Preferred Stock at $25.00 per share

MAKES PUBLIC OFFER TO ACQUIRE FELCOR LODGING TRUST

On February 21, 2017, the Company announced that it had submitted a non-binding proposal to acquire FelCor Lodging Trust Incorporated (NYSE: FCH) (“FelCor”) for $9.27 per share comprised of 1.192 shares of Ashford Trust in exchange for each share of FelCor and securities in Ashford Inc.  The Company believes the proposed combination has compelling strategic, operational, and financial merit, presenting shareholders of FelCor and Ashford Trust with a substantial value creation opportunity.  The combined company would be the largest pure-play publicly traded lodging REIT by number of hotels, second-largest by room count, and third-largest by enterprise value.  Ashford Trust has attempted to conduct good faith discussions with FelCor for the last several months.  However, even with a fully-executed non-disclosure agreement in place, FelCor has failed to meaningfully engage and has refused to provide customary information to allow Ashford Trust to fully evaluate this significant opportunity to unlock value for shareholders of both companies. As a result, Ashford Trust decided to make the proposal public in order to inform FelCor’s shareholders of its intent.

In a letter to FelCor’s Board of Directors dated February 21, 2017 and in an investor presentation presented that same day, Ashford Trust detailed the potential strategic and financial benefits of the proposed combination, including:

•                  Significant value creation potential for both sets of shareholders;

•                  Significant margin enhancements and G&A and operating synergies opportunities with the potential for material value creation;

•                  Creation of the third largest pure-play lodging REIT by enterprise value with a larger and more diversified portfolio of 159 properties and 36,657 keys, limiting exposure to market specific volatility;

•                  Enhanced size and scale of combined platform should enable a larger equity float and trading volume, expanded growth opportunities, and broad-based access to multiple sources of capital;

•                  Strong balance sheet with flexibility;

•                  Leading management team at Ashford Trust with proven track record of delivering significant shareholder returns; and

•                  Strong alignment of interest with management through high insider ownership, backed by shareholder friendly corporate governance with further enhancements.

The Company also submitted to FelCor a proposed slate of director nominees to stand for election at FelCor’s next annual shareholder’s meeting.

AHT Reports Fourth Quarter Results

February 23, 2017

APPOINTS DOUGLAS A. KESSLER AS CHIEF EXECUTIVE OFFICER

On February 21, 2017, the Company announced that its Board of Directors had appointed Douglas A. Kessler as the Chief Executive Officer of the Company, effective immediately.  Monty J. Bennett, the Company’s previous Chief Executive Officer, remains Chairman of the Board of Ashford Trust.  Mr. Kessler was previously President of the Company.

CAPITAL STRUCTURE

At December 31, 2016, the Company had total assets of $4.9 billion.  As of December 31, 2016, the Company had $3.8 billion of mortgage debt. The Company’s total combined debt had a blended average interest rate of 5.4%.

On October 10, 2016, the Company announced it had refinanced four mortgage loans with existing outstanding balances totaling approximately $415 million.  The previous mortgage loans that were refinanced had final maturity dates in April 2017, and the JP Morgan Chase Marriott Fremont loan had a final maturity date in August 2019.  The mortgage loans were refinanced through one new mortgage loan, totaling $450 million, with a two-year initial term and four one-year extension options, subject to the satisfaction of certain conditions.   The new loan is interest only, provides for a floating interest rate of LIBOR + 4.55%, and contains flexible release provisions for the potential sale of assets.  The next non-extendable debt maturity for the Company is a $16 million loan that matures in June 2017.

On October 13, 2016, the Company announced that it had priced an underwritten public offering of 6,200,000 shares of 7.375% Series G Cumulative Preferred Stock at $25.00 per share. Dividends on the Series G Preferred Stock will accrue at a rate of 7.375% per annum on the liquidation preference of $25.00 per share.

SELECT-SERVICE HOTEL PORTFOLIO SALES PROCESS

During the quarter, the Company closed on the sales of the 162-room SpringHill Suites Gaithersburg in Gaithersburg, MD for approximately $13.2 million ($81,000 per key) and the two-hotel portfolio comprised of the 151-room Courtyard Palm Desert and the 130-room Residence Inn Palm Desert for $36 million ($128,000 per key).  The Company will continue to pursue the opportunistic sales of its non-core, select-service hotels over time. Since the announcement of the strategy, the Company has sold nine hotels for approximately $218 million resulting in the paydown of approximately $153 million of associated debt.

PORTFOLIO REVPAR

As of December 31, 2016, the portfolio consisted of direct hotel investments with 123 properties.  During the fourth quarter of 2016, 105 of the Company’s hotels were not under renovation. The Company believes reporting its operating metrics for its hotels on a comparable total basis (all 123 hotels) and comparable not under renovation basis (105 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                  Comparable RevPAR increased 1.6% to $109.35 for all hotels on a 1.5% increase in ADR and a 0.1% increase in occupancy

•                  Comparable RevPAR increased 3.2% to $109.95 for hotels not under renovation on a 1.9% increase in ADR and a 1.3% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio and its active capital recycling,

AHT Reports Fourth Quarter Results

February 23, 2017

to help investors better understand this seasonality, the Company provides quarterly detail on its Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Company’s portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin.  The details of the quarterly calculations for the previous four quarters for the 123 hotels are provided in the table attached to this release.

COMMON STOCK DIVIDEND

On December 12, 2016, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2016, payable on January 17, 2017, to shareholders of record as of December 30, 2016.

The Board also approved the Company’s dividend policy for 2017. The Company expects to pay a quarterly cash dividend of $0.12 per share for 2017, or $0.48 per share on an annualized basis.  The Board will continue to review its dividend policy on a quarter-to-quarter basis.  The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof.

“We are hopeful that the FelCor Board of Directors will engage with us pertaining to a combination that we believe will result in significant value creation for both of our shareholders,” commented Douglas A. Kessler, Ashford Trust’s Chief Executive Officer.  “As it relates to our quarterly performance, we are pleased with the fourth quarter, which highlights the quality of our portfolio, our diverse market exposure and our exceptional asset management capabilities. Looking ahead, we are well positioned to capitalize on improving business sentiment and positive economic trends and remain committed to maximizing value for our shareholders.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Friday, February 24, 2017, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (719) 325-4819. A replay of the conference call will be available through Friday, March 3, 2017, by dialing (719) 457-0820 and entering the confirmation number, 3774749.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2016 earnings release conference call.  The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Friday, February 24, 2017, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel EBITDA.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel EBITDA to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

AHT Reports Fourth Quarter Results

February 23, 2017

*  *  *  *  *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.

Follow Chairman Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward looking statements in this press release include, among others, statements about the Company’s strategy and future plans.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks that Ashford Trust will ultimately not pursue a transaction with FelCor or FelCor will reject engaging in any transaction with Ashford Trust; if a transaction is negotiated between Ashford Trust and FelCor, risks related to Ashford Trust’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees, managers or franchisors; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Ashford Trust’s shares could decline. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell securities. This communication relates to a proposal which Ashford Trust has made for a business combination transaction with FelCor. In furtherance of this proposal and subject to future developments, Ashford Trust (and, if a negotiated transaction is agreed, FelCor) may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC. This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Ashford Trust or FelCor may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ASHFORD TRUST AND FELCOR ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT(S), PROSPECTUS(ES), PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD TRUST, FELCOR AND THE PROPOSED TRANSACTION.

AHT Reports Fourth Quarter Results

February 23, 2017

Investors and security holders may obtain free copies of these documents (if and when they become available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Ashford Trust’s Investor Relations department at Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling Ashford Trust’s Investor Relations department at (972) 490-9600. Investors and security holders may obtain free copies of the documents filed with the SEC on Ashford Trust’s website at www.ahtreit.com under the “Investor” link, at the “SEC Filings” tab.

Certain Information Regarding Participants

Ashford Trust and Ashford Inc. and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about Ashford Trust’s directors and executive officers in Ashford Trust’s definitive proxy statement for its most recent annual meeting filed with the SEC on April 25, 2016. You can find information about Ashford Inc.’s directors and executive officers in Ashford Inc.’s definitive proxy statements for its most recent annual meeting and special meeting filed with the SEC on April 28, 2016 and October 7, 2016, respectively. You can find information about FelCor’s directors and executive officers in FelCor’s definitive proxy statement for its most recent annual meeting filed with the SEC on April 14, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov and (with respect to documents and information relating to Ashford Trust) from Investor Relations at Ashford Trust, as described above. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender offer statements or other related documents filed with the SEC if and when they become available.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	December 31,	December 31,
	2016	2015

ASSETS
Investments in hotel properties, net	$4,160,563	$4,419,684
Cash and cash equivalents	347,091	215,078
Restricted cash	144,014	153,680
Marketable securities	53,185	—
Accounts receivable, net of allowance of $690 and $715, respectively	44,629	40,438
Inventories	4,530	4,810
Note receivable, net of allowance of $0 and $7,083, respectively	—	3,746
Investment in securities investment fund	50,890	55,952
Investment in Ashford Inc.	5,873	6,616
Investment in OpenKey	2,016	—
Deferred costs, net	2,846	3,847
Prepaid expenses	17,578	12,458
Derivative assets	3,614	3,435
Other assets	11,718	10,647
Intangible asset, net	10,061	11,343
Due from Ashford Prime OP, net	—	528
Due from third-party hotel managers	13,348	22,869
Assets held for sale	19,588	—

Total assets	$4,891,544	$4,965,131

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$3,723,559	$3,840,617
Accounts payable and accrued expenses	126,986	123,444
Dividends payable	24,765	22,678
Unfavorable management contract liabilities	1,380	3,355
Due to Ashford Inc.	15,716	9,856
Due to Ashford Prime OP, net	488	—
Due to related party, net	1,001	1,339
Due to third-party hotel managers	2,714	2,504
Intangible liabilities, net	16,195	16,494
Other liabilities	16,548	14,539
Liabilities associated with assets held for sale	37,047	—

Total liabilities	3,966,399	4,034,826

Redeemable noncontrolling interests in operating partnership	132,768	118,449

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized -
Series A Cumulative Preferred Stock 1,657,206 shares issued and outstanding at December 31, 2016 and 2015	17	17
Series D Cumulative Preferred Stock 9,468,706 shares issued and outstanding at December 31, 2016 and 2015	95	95
Series E Cumulative Preferred Stock, 0 and 4,630,000 shares issued and outstanding at December 31, 2016 and 2015, respectively	—	46
Series F Cumulative Preferred Stock 4,800,000 and 0 shares issued and outstanding at December 31, 2016 and 2015, respectively	48	—
Series G Cumulative Preferred Stock 6,200,000 and 0 shares issued and outstanding at December 31, 2016 and 2015, respectively	62	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 96,376,827 and 95,470,903 shares issued and outstanding at December 31, 2016 and 2015, respectively	964	955
Additional paid-in capital	1,764,450	1,597,194
Accumulated deficit	(974,015)	(787,221)
Total shareholders’ equity of the Company	791,621	811,086
Noncontrolling interests in consolidated entities	756	770

Total equity	792,377	811,856

Total liabilities and equity	$4,891,544	$4,965,131

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

REVENUE
Rooms	$262,803	$271,584	$1,180,199	$1,059,012
Food and beverage	64,744	67,571	253,211	227,099
Other	13,678	13,297	56,891	48,699

Total hotel revenue	341,225	352,452	1,490,301	1,334,810
Other	445	425	1,742	2,156

Total revenue	341,670	352,877	1,492,043	1,336,966

EXPENSES
Hotel operating expenses
Rooms	59,548	62,324	255,317	231,614
Food and beverage	42,924	44,449	172,530	153,340
Other expenses	108,692	109,960	455,818	405,896
Management fees	12,543	13,028	54,734	49,394

Total hotel operating expenses	223,707	229,761	938,399	840,244

Property taxes, insurance and other	18,836	18,134	73,913	65,301
Depreciation and amortization	61,452	61,189	243,863	210,410
Gain on insurance settlement	(456)	—	(456)	—
Impairment charges	13,121	(112)	17,816	19,511
Transaction costs	(124)	402	77	6,252
Advisory services fee:
Base advisory fee	8,747	8,616	34,589	33,833
Reimbursable expenses	1,367	1,651	5,917	6,471
Non-cash stock/unit-based compensation	3,894	929	8,429	2,719
Incentive fee	5,426	—	5,426	—

Corporate, general and administrative:
Non-cash stock/unit-based compensation	—	—	604	538
Other general and administrative	1,940	2,578	7,762	13,772

Total operating expenses	337,910	323,148	1,336,339	1,199,051

OPERATING INCOME	3,760	29,729	155,704	137,915

Equity in income (loss) of unconsolidated entities	(1,678)	2,253	(6,110)	(6,831)
Interest income	102	23	331	90
Gain on acquisition of Highland JV and sale of hotel properties	7,171	47	31,599	380,752
Other expense, net	(254)	(2,597)	(4,517)	(864)
Interest expense, net of premiums	(49,703)	(47,752)	(199,870)	(168,834)
Amortization of loan costs	(6,097)	(5,773)	(24,097)	(18,680)
Write-off of loan costs and exit fees	(7,789)	(983)	(12,702)	(5,750)
Unrealized gain on marketable securities	4,946	—	4,946	127
Unrealized loss on derivatives	(6,782)	(999)	(2,534)	(7,402)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(56,324)	(26,052)	(57,250)	310,523
Income tax expense	(316)	(75)	(1,532)	(4,710)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(56,640)	(26,127)	(58,782)	305,813
Gain on sale of hotel property, net of tax	—	—	—	599
NET INCOME (LOSS)	(56,640)	(26,127)	(58,782)	306,412
(Income) loss from consolidated entities attributable to noncontrolling interest	(2)	22	14	30
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	9,738	4,113	12,483	(35,503)

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(46,904)	(21,992)	(46,285)	270,939
Preferred dividends	(10,416)	(8,491)	(36,272)	(33,962)
Extinguishment of issuance costs upon redemption of Series E preferred stock	—	—	(6,124)	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(57,320)	$(30,483)	$(88,681)	$236,977

INCOME (LOSS) PER SHARE — BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(0.61)	$(0.33)	$(0.95)	$2.43

Weighted average common shares outstanding — basic	94,585	94,012	94,426	96,290

Diluted:
Net income (loss) attributable to common stockholders	$(0.61)	$(0.33)	$(0.95)	$2.35

Weighted average common shares outstanding — diluted	94,585	94,012	94,426	114,881

Dividends declared per common share:	$0.12	$0.12	$0.48	$0.48

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$(56,640)	$(26,127)	$(58,782)	$306,412
(Income) loss from consolidated entities attributable to noncontrolling interest	(2)	22	14	30
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	9,738	4,113	12,483	(35,503)
Net income (loss) attributable to the Company	(46,904)	(21,992)	(46,285)	270,939

Interest income	(102)	(23)	(331)	(90)
Interest expense and amortization of premiums and loan costs, net	55,772	53,496	223,850	187,396
Depreciation and amortization	61,390	61,129	243,617	210,197
Income tax expense	316	75	1,532	4,710
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(9,738)	(4,113)	(12,483)	35,503
Equity in (income) loss of unconsolidated entities	(107)	(759)	1,048	3,445
Company’s portion of EBITDA of Ashford Inc.	387	846	180	828
Company’s portion of EBITDA of OpenKey	(109)	—	(303)	—
Company’s portion of EBITDA of Ashford Prime	—	—	—	7,640
Company’s portion of EBITDA of Highland JV	—	—	—	11,982

EBITDA available to the Company and OP unitholders	60,905	88,659	410,825	732,550

Amortization of unfavorable contract liabilities	(472)	(494)	(2,101)	(1,975)
Impairment charges	13,121	(112)	17,816	19,511
Gain on acquisition of Highland JV and sale of hotel properties	(7,171)	(47)	(31,599)	(381,351)
Gain on insurance settlements	(456)	—	(456)	—
Write-off of loan costs and exit fees	7,789	983	12,702	5,750
Other expense, net	254	2,597	4,517	864
Transaction, acquisition and management conversion costs	355	796	1,778	12,348
Legal judgment and related legal costs	1,105	24	1,176	95
Unrealized gain on marketable securities	(4,946)	—	(4,946)	(127)
Unrealized loss on derivatives	6,782	999	2,534	7,402
Dead deal costs	60	203	391	769
Non-cash stock/unit-based compensation	4,161	1,142	9,672	3,470
Company’s portion of unrealized (gain) loss of investment in securities investment fund	1,785	(1,494)	5,062	3,386
Company’s portion of adjustments to EBITDA of Ashford Inc.	800	468	3,729	3,652
Company’s portion of adjustments to EBITDA of OpenKey	8	—	8	—
Company’s portion of adjustments to EBITDA of Ashford Prime	—	—	—	738

Adjusted EBITDA available to the Company and OP unitholders	$84,080	$93,724	$431,108	$407,082

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$(56,640)	$(26,127)	$(58,782)	$306,412
(Income) loss from consolidated entities attributable to noncontrolling interest	(2)	22	14	30
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	9,738	4,113	12,483	(35,503)
Preferred dividends	(10,416)	(8,491)	(36,272)	(33,962)
Extinguishment of issuance costs upon redemption of Series E preferred stock	—	—	(6,124)	—

Net income (loss) attributable to common stockholders	(57,320)	(30,483)	(88,681)	236,977

Depreciation and amortization on real estate	61,390	61,129	243,617	210,197
Gain on acquisition of Highland JV and sale of hotel properties	(7,171)	(47)	(31,599)	(381,351)
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(9,738)	(4,113)	(12,483)	35,503
Equity in (income) loss of unconsolidated entities	(107)	(759)	1,048	3,445
Impairment charges on real estate	13,277	—	18,316	19,949
Company’s portion of FFO of Ashford Inc.	217	604	(380)	(19)
Company’s portion of FFO of OpenKey	(110)	—	(306)	—
Company’s portion of FFO of Ashford Prime	—	—	—	4,371
Company’s portion of FFO of Highland JV	—	—	—	3,791

FFO available to common stockholders and OP unitholders	438	26,331	129,532	132,863

Extinguishment of issuance costs upon redemption of Series E preferred stock	—	—	6,124	—
Write-off of loan costs and exit fees	7,789	983	12,702	5,750
Gain on insurance settlements	(456)	—	(456)	—
Other impairment charges	(156)	(112)	(500)	(438)
Other expense, net	254	2,597	4,517	864
Transaction, acquisition and management conversion costs	355	796	1,778	12,348
Legal judgment and related legal costs	1,105	24	1,176	95
Unrealized gain on marketable securities	(4,946)	—	(4,946)	(127)
Unrealized loss on derivatives	6,782	999	2,534	7,402
Dead deal costs	60	203	391	769
Non-cash stock/unit-based compensation	4,161	1,142	9,672	3,470
Company’s portion of unrealized (gain) loss of investment in securities investment fund	1,785	(1,494)	5,062	3,386
Company’s portion of adjustments to FFO of Ashford Inc.	800	(534)	3,729	(1,032)
Company’s portion of adjustments to FFO of OpenKey	8	—	8	—
Company’s portion of adjustments to FFO of Ashford Prime	—	—	—	593

Adjusted FFO available to common stockholders and OP unitholders	$17,979	$30,935	$171,323	$165,943

Adjusted FFO per diluted share available to common stockholders and OP unitholders	$0.16	$0.27	$1.51	$1.44

Weighted average diluted shares	113,180	113,498	113,627	115,366

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

SUMMARY OF INDEBTEDNESS

December 31, 2016

(dollars in thousands)

(unaudited)

							Comparable	Comparable
			Fixed-Rate	Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt	Debt		Debt	EBITDA (7)	Debt Yield

BAML Pool 1 & 2 - 8 hotels	January 2017	LIBOR + 4.95%	$—	$376,800	(2)	$376,800	$45,330	12.0%
Morgan Stanley MIP - 5 hotels	February 2017	LIBOR + 4.75%	—	200,000	(1)	200,000	23,593	11.8%
Cantor Commercial Real Estate Memphis - 1 hotel	April 2017	LIBOR + 4.95%	—	33,300	(2)	33,300	3,554	10.7%
Column Financial - 24 hotels	April 2017	LIBOR + 4.39%	—	1,070,560	(3)	1,070,560	116,632	10.9%
JPM Lakeway - 1 hotel	May 2017	LIBOR + 5.10%	—	25,100	(2)	25,100	2,481	9.9%
BAML Le Pavillon - 1 hotel	June 2017	LIBOR + 5.10%	—	43,750	(2)	43,750	2,592	5.9%
US Bank Indigo Atlanta - 1 hotel	June 2017	5.98%	15,729	—		15,729	2,217	14.1%
Morgan Stanley - 8 hotels	July 2017	LIBOR + 4.09%	—	144,000	(2)	144,000	12,174	8.5%
Morgan Stanley Ann Arbor - 1 hotel	July 2017	LIBOR + 4.15%	—	35,200	(2)	35,200	3,833	10.9%
BAML W Atlanta - 1 hotel	July 2017	LIBOR + 5.10%	—	40,500	(2)	40,500	5,055	12.5%
Morgan Stanley Pool A - 7 hotels	August 2017	LIBOR + 4.35%	—	301,000	(6)	301,000	38,429	12.8%
Morgan Stanley Pool B - 4 hotels	August 2017	LIBOR + 4.38%	—	52,530	(5)(6)	52,530	6,900	13.1%
BAML Pool - 17 hotels	December 2017	LIBOR + 5.52%	—	412,500	(3)	412,500	48,739	11.8%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	96,169	—		96,169	14,686	15.3%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	105,047	—		105,047	29,438	28.0%
NorthStar HGI Wisconsin Dells - 1 hotel	August 2018	LIBOR + 4.95%	—	12,000	(4)	12,000	1,616	13.5%
JPMorgan - 18 hotels	October 2018	LIBOR + 4.55%	—	450,000	(3)	450,000	63,912	14.2%
Omni American Bank Ashton - 1 hotel	July 2019	4.00%	5,436	—		5,436	1,057	19.4%
GACC Gateway - 1 hotel	November 2020	6.26%	96,873	—		96,873	14,634	15.1%
Deutsche Bank W Minneapolis - 1 hotel	May 2023	5.46%	54,685	—		54,685	6,926	12.7%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,378	—		10,378	1,765	17.0%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,111	—		7,111	1,378	19.4%
Key Bank Manchester CY - 1 hotel	May 2024	4.99%	6,641	—		6,641	949	14.3%
Morgan Stanley Pool C1 - 3 hotels	August 2024	5.20%	67,164	—		67,164	8,167	12.2%
Morgan Stanley Pool C2 - 2 hotels	August 2024	4.85%	12,427	—		12,427	2,329	18.7%
Morgan Stanley Pool C3 - 3 hotels	August 2024	4.90%	24,836	—		24,836	3,727	15.0%
BAML Pool 3 - 3 hotels	February 2025	4.45%	53,293	—		53,293	8,487	15.9%
BAML Pool 5 - 2 hotels	February 2025	4.45%	20,575	—		20,575	3,037	14.8%
Unencumbered hotels			—	—		—	1,987	N/A
			$576,364	$3,197,240		$3,773,604	$475,624	12.6%

Percentage			15.3%	84.7%		100.0%

Weighted average interest rate			5.03%	5.43%		5.37%

All indebtedness is non-recourse.

(1) This mortgage loan has three one-year extension options, subject to satisfaction of certain conditions and a LIBOR floor of 0.20%.  The first one-year extension period began in February 2016.

(2) This mortgage loan has three one-year extension options, subject to satisfaction of certain conditions.

(3) This mortgage loan has four one-year extension options, subject to satisfaction of certain conditions.

(4) This mortgage loan has two one-year extension options, subject to satisfaction of certain conditions.

(5) This loan had a $10.4 million pay down of principal related to the Springhill Suites Gaithersburg.

(6) This mortgage loan has three one-year extension options, subject to satisfaction of certain conditions, of which the first was exercised in August 2016.

(7) See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

December 31, 2016

(in thousands)

(unaudited)

	2017	2018	2019	2020	2021	Thereafter	Total

US Bank Indigo Atlanta - 1 hotel	$15,583	$—	$—	$—	$—	$—	$15,583
Morgan Stanley Boston Back Bay - 1 hotel	—	94,226	—	—	—	—	94,226
Morgan Stanley Princeton/Nashville - 2 hotels	—	103,106	—	—	—	—	103,106
Omni American Bank Ashton - 1 hotel	—	—	5,168	—	—	—	5,168
Morgan Stanley MIP - 5 hotels	—	—	200,000	—	—	—	200,000
Morgan Stanley Pool A - 7 hotels	—	—	301,000	—	—	—	301,000
Morgan Stanley Pool B - 4 hotels	—	—	52,530	—	—	—	52,530
GACC Gateway - 1 hotel	—	—	—	89,886	—	—	89,886
BAML Pool 1 & 2 - 8 hotels	—	—	—	376,800	—	—	376,800
Cantor Commercial Real Estate Memphis - 1 hotel	—	—	—	33,300	—	—	33,300
JPM Lakeway - 1 hotel	—	—	—	25,100	—	—	25,100
BAML Le Pavillon - 1 hotel	—	—	—	43,750	—	—	43,750
Morgan Stanley - 8 hotels	—	—	—	144,000	—	—	144,000
Morgan Stanley Ann Arbor - 1 hotel	—	—	—	35,200	—	—	35,200
BAML W Atlanta - 1 hotel	—	—	—	40,500	—	—	40,500
NorthStar HGI Wisconsin Dells - 1 hotel	—	—	—	12,000	—	—	12,000
Column Financial - 24 hotels	—	—	—	—	1,070,560	—	1,070,560
BAML Pool - 17 hotels	—	—	—	—	412,500	—	412,500
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191
Key Bank Manchester CY - 1 hotel	—	—	—	—	—	5,671	5,671
Morgan Stanley Pool C - 8 hotels	—	—	—	—	—	90,889	90,889
BAML Pool 3 - 3 hotels	—	—	—	—	—	44,160	44,160
BAML Pool 5 - 2 hotels	—	—	—	—	—	17,073	17,073
Deutsche Bank W Minneapolis - 1 hotel	—	—	—	—	—	47,711	47,711
JPMorgan Chase - 18 hotels	—	—	—	—	—	450,000	450,000
Principal due in future periods	$15,583	$197,332	$558,698	$800,536	$1,483,060	$670,731	$3,725,940

Scheduled amortization payments remaining	9,730	6,136	6,442	6,331	4,953	14,072	47,664

Total indebtedness	$25,313	$203,468	$565,140	$806,867	$1,488,013	$684,803	$3,773,604

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS

(unaudited)

	Three Months Ended
	December 31,
	Actual	Non-comparable adjustments	Comparable	Actual	Non-comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance
ALL HOTELS:
Rooms revenue (in thousands)	$261,797	$(107)	$261,690	$270,519	$(12,952)	$257,567	(3.22%)	1.60%
RevPAR	$109.32	$(63.48)	$109.35	$105.56	$(76.43)	$107.62	3.56%	1.60%
Occupancy	72.49%	(69.22%)	72.49%	72.66%	(75.80%)	72.44%	(0.24%)	0.07%
ADR	$150.80	$(91.71)	$150.84	$145.27	$(100.83)	$148.56	3.81%	1.53%

	Year Ended
	December 31,
	Actual	Non-comparable adjustments	Comparable	Actual	Non-comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance
ALL HOTELS:
Rooms revenue (in thousands)	$1,175,160	$(34,273)	$1,140,887	$1,053,933	$48,515	$1,102,448	11.50%	3.49%
RevPAR	$118.87	$(93.77)	$119.83	$114.19	$185.33	$116.15	4.10%	3.17%
Occupancy	77.05%	(78.49%)	76.99%	77.25%	59.67%	76.76%	(0.25%)	0.30%
ADR	$154.27	$(119.46)	$155.63	$147.82	$310.58	$151.31	4.36%	2.85%

NOTES:

(1)           The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)           All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)           The above information does not reflect the operations of Orlando WorldQuest Resort.

	Three Months Ended
	December 31,
	Actual	Non-comparable adjustments	Comparable	Actual	Non-comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance
ALL HOTELS
NOT UNDER RENOVATION:
Rooms revenue (in thousands)	$218,240	$(107)	$218,133	$224,299	$(12,952)	$211,347	(2.70%)	3.21%
RevPAR	$109.91	$(63.48)	$109.95	$104.15	$(76.43)	$106.52	5.53%	3.22%
Occupancy	73.40%	(69.22%)	73.41%	72.71%	(75.80%)	72.44%	0.95%	1.33%
ADR	$149.73	$(91.71)	$149.78	$143.25	$(100.83)	$147.04	4.53%	1.86%

	Year Ended
	December 31,
	Actual	Non-comparable adjustments	Comparable	Actual	Non-comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance
ALL HOTELS
NOT UNDER RENOVATION:
Rooms revenue (in thousands)	$977,413	$(34,273)	$943,140	$868,371	$33,392	$901,763	12.56%	4.59%
RevPAR	$118.35	$(93.77)	$119.49	$111.98	$285.74	$114.56	5.69%	4.31%
Occupancy	77.46%	(78.49%)	77.41%	77.08%	46.70%	76.63%	0.49%	1.02%
ADR	$152.80	$(119.46)	$154.37	$145.27	$611.91	$149.49	5.18%	3.26%

NOTES:

(1)           The above comparable information assumes the 105 hotel properties owned and included in the Company’s operations at December 31, 2016, and not under renovation during the three months ended December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)           All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)           The above information does not reflect the operations of Orlando WorldQuest Resort.

(4)           Excluded Hotels Under Renovation:

Embassy Suites Houston, The Churchill, Embassy Suites Las Vegas, Hyatt Regency Coral Gables, Marriott Dallas Market Center, Courtyard Ft Lauderdale, Crowne Plaza Annapolis, Embassy Suites Dulles, Le Pavillon New Orleans, Marriott Crystal Gateway, Courtyard Basking Ridge, Hampton Inn Parsippany, Hilton Boston Back Bay, Hilton Garden Inn Virginia Beach, Hilton St Petersburg, Homewood Suites Pittsburgh Southpointe, Marriott Omaha, Residence Inn Lake Buena Vista

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

HOTEL EBITDA

(dollars in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Variance	2016	2015	% Variance
ALL HOTELS:
Total hotel revenue	$339,937	$351,103	(3.18%)	$1,483,907	$1,328,387	11.71%
Non-comparable adjustments	(111)	(13,584)		(36,985)	82,050
Comparable total hotel revenue	$339,826	$337,519	0.68%	$1,446,922	$1,410,437	2.59%

Hotel EBITDA	$103,720	$106,891	(2.97%)	$488,094	$434,458	12.35%
Non-comparable adjustments	30	(4,166)		(12,470)	20,801
Comparable Hotel EBITDA	$103,750	$102,725	1.00%	$475,624	$455,259	4.47%
Hotel EBITDA Margin	30.51%	30.44%	0.07%	32.89%	32.71%	0.19%
Comparable Hotel EBITDA Margin	30.53%	30.44%	0.10%	32.87%	32.28%	0.59%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$79	$73	8.22%	$349	$319	9.40%
Hotel EBITDA attributable to the Company and OP unitholders	$103,641	$106,818	(2.97%)	$487,745	$434,139	12.35%
Comparable Hotel EBITDA attributable to the Company and OP unitholders	$103,671	$102,652	0.99%	$475,275	$454,940	4.47%

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

(3)         The above information does not reflect the operations of Orlando WorldQuest Resort.

(4)         See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Variance	2016	2015	% Variance
ALL HOTELS
NOT UNDER RENOVATION:
Total hotel revenue	$283,433	$290,519	(2.44%)	$1,234,440	$1,091,490	13.10%
Non-comparable adjustments	(111)	(13,584)		(36,985)	63,196
Comparable total hotel revenue	$283,322	$276,935	2.31%	$1,197,455	$1,154,686	3.70%

Hotel EBITDA	$86,885	$87,849	(1.10%)	$406,828	$355,264	14.51%
Non-comparable adjustments	30	(4,166)		(12,470)	15,137
Comparable Hotel EBITDA	$86,915	$83,683	3.86%	$394,358	$370,401	6.47%
Hotel EBITDA Margin	30.65%	30.24%	0.42%	32.96%	32.55%	0.41%
Comparable Hotel EBITDA Margin	30.68%	30.22%	0.46%	32.93%	32.08%	0.85%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$79	$73	8.22%	$349	$319	9.40%
Hotel EBITDA attributable to the Company and OP unitholders	$86,806	$87,776	(1.11%)	$406,479	$354,945	14.52%
Comparable Hotel EBITDA attributable to the Company and OP unitholders	$86,836	$83,610	3.86%	$394,009	$370,082	6.47%

NOTES:

(1)         The above comparable information assumes the 105 hotel properties owned and included in the Company’s operations at December 31, 2016, and not under renovation during the three months ended December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

(3)         The above information does not reflect the operations of Orlando WorldQuest Resort.

(4)         Excluded Hotels Under Renovation:

Embassy Suites Houston, The Churchill, Embassy Suites Las Vegas, Hyatt Regency Coral Gables, Marriott Dallas Market Center, Courtyard Ft Lauderdale, Crowne Plaza Annapolis, Embassy Suites Dulles, Le Pavillon New Orleans, Marriott Crystal Gateway, Courtyard Basking Ridge, Hampton Inn Parsippany, Hilton Boston Back Bay, Hilton Garden Inn Virginia Beach, Hilton St Petersburg, Homewood Suites Pittsburgh Southpointe, Marriott Omaha, Residence Inn Lake Buena Vista

(5)         See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING SEASONALITY TABLE REFLECTS THE 123 HOTEL PROPERTIES INCLUDED IN THE COMPANY’S OPERATIONS AT DECEMBER 31, 2016:

	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable
	2016	2016	2016	2016	2016	2016	2016	2016	2016	2016	2016	2016
	4th Quarter	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter	1st Quarter

Total Hotel Revenue	$339,937	$(111)	$339,826	$369,943	$(3,763)	$366,180	$408,510	$(13,236)	$395,274	$365,517	$(19,875)	$345,642
Hotel EBITDA	$103,720	$30	$103,750	$121,975	$(893)	$121,082	$145,303	$(3,987)	$141,316	$117,096	$(7,620)	$109,476
Hotel EBITDA Margin	30.51%	(27.03%)	30.53%	32.97%	23.73%	33.07%	35.57%	30.12%	35.75%	32.04%	38.34%	31.67%

EBITDA % of Total TTM	21.2%	(0.2%)	21.8%	25.0%	7.1%	25.5%	29.8%	32.0%	29.7%	24.0%	61.1%	23.0%

JV Interests in EBITDA	$79	$—	$79	$114	$—	$114	$100	$—	$100	$56	$—	$56

	Actual	Non- comparable adjustments	Comparable
	2016	2016	2016
	TTM	TTM	TTM

Total Hotel Revenue	$1,483,907	$(36,985)	$1,446,922
Hotel EBITDA	$488,094	$(12,470)	$475,624
Hotel EBITDA Margin	32.89%	33.72%	32.87%

EBITDA % of Total TTM	100.0%	100.0%	100.0%

JV Interests in EBITDA	$349	$—	$349

NOTES:

(1)        The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)        All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

(3)        The above information does not reflect the operations of Orlando WorldQuest Resort.

(4)        See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

HOTEL REVPAR BY MARKET

(unaudited)

			Three Months Ended December 31,
	Number of	Number of	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
Region	Hotels	Rooms	2016	2016	2016	2015	2015	2015	% Variance	% Variance

Atlanta, GA Area	10	1,920	$107.22	$—	$107.22	$102.98	$(90.53)	$103.82	4.1%	3.3%
Boston, MA Area	3	915	157.58	—	157.58	154.59	—	154.59	1.9%	1.9%
Dallas / Ft. Worth Area	7	1,518	100.18	—	100.18	104.40	—	104.40	(4.0)%	(4.0)%
Houston, TX Area	3	692	90.37	—	90.37	106.40	—	106.40	(15.1)%	(15.1)%
Los Angeles, CA Metro Area	6	1,619	118.94	(63.48)	119.57	102.89	(74.83)	107.76	15.6%	11.0%
Miami, FL Metro Area	3	587	120.70	—	120.70	120.58	—	120.58	0.1%	0.1%
Minneapolis - St. Paul, MN-WI Area	4	809	125.51	—	125.51	108.54	210.50	121.09	15.6%	3.7%
Nashville, TN Area	1	673	182.58	—	182.58	160.76	—	160.76	13.6%	13.6%
New York / New Jersey Metro Area	6	1,741	105.08	—	105.08	100.32	(88.69)	101.29	4.7%	3.7%
Orlando, FL Area	3	734	99.44	—	99.44	87.90	(80.42)	99.12	13.1%	0.3%
Philadelphia, PA Area	3	648	88.50	—	88.50	90.51	—	90.51	(2.2)%	(2.2)%
San Diego, CA Area	2	410	103.91	—	103.91	98.18	—	98.18	5.8%	5.8%
San Francisco - Oakland, CA Metro Area	6	1,368	141.88	—	141.88	137.33	—	137.33	3.3%	3.3%
Tampa, FL Area	3	680	100.27	—	100.27	98.89	—	98.89	1.4%	1.4%
Washington DC - MD - VA Area	9	2,304	117.17	—	117.17	112.95	(66.80)	116.20	3.7%	0.8%
Other Areas	54	9,395	96.10	—	96.10	96.78	(135.78)	96.26	(0.7)%	(0.2)%
Total Portfolio	123	26,013	$109.32	$(63.48)	$109.35	$105.56	$(76.43)	$107.62	3.6%	1.6%

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)         The above information does not reflect the operations of Orlando WorldQuest Resort.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

HOTEL EBITDA BY MARKET

(unaudited)

			Three Months Ended December 31,
	Number of	Number of	Actual	Non- comparable adjustments	Comparable		Actual	Non- comparable adjustments	Comparable		Actual	Comparable
Region	Hotels	Rooms	2016	2016	2016	% of Total	2015	2015	2015	% of Total	% Variance	% Variance

Atlanta, GA Area	10	1,920	$7,380	$1	$7,381	7.1%	$7,059	$(317)	$6,742	6.6%	4.5%	9.5%
Boston, MA Area	3	915	5,954	—	5,954	5.7%	5,632	—	5,632	5.5%	5.7%	5.7%
Dallas / Ft. Worth Area	7	1,518	5,952	—	5,952	5.7%	6,133	—	6,133	6.0%	(3.0)%	(3.0)%
Houston, TX Area	3	692	2,444	—	2,444	2.4%	3,934	—	3,934	3.8%	(37.9)%	(37.9)%
Los Angeles, CA Metro Area	6	1,619	7,702	17	7,719	7.4%	6,979	(547)	6,432	6.3%	10.4%	20.0%
Miami, FL Metro Area	3	587	2,586	—	2,586	2.5%	2,540	—	2,540	2.5%	1.8%	1.8%
Minneapolis - St. Paul, MN-WI Area	4	809	3,929	—	3,929	3.8%	2,905	822	3,727	3.6%	35.2%	5.4%
Nashville, TN Area	1	673	5,800	—	5,800	5.6%	4,730	—	4,730	4.6%	22.6%	22.6%
New York / New Jersey Metro Area	6	1,741	6,844	10	6,854	6.6%	7,406	(455)	6,951	6.8%	(7.6)%	(1.4)%
Orlando, FL Area	3	734	2,144	2	2,146	2.1%	4,914	(2,714)	2,200	2.1%	(56.4)%	(2.5)%
Philadelphia, PA Area	3	648	1,677	—	1,677	1.6%	1,695	—	1,695	1.7%	(1.1)%	(1.1)%
San Diego, CA Area	2	410	1,351	—	1,351	1.3%	1,343	—	1,343	1.3%	0.6%	0.6%
San Francisco - Oakland, CA Metro Area	6	1,368	7,905	—	7,905	7.6%	7,180	—	7,180	7.0%	10.1%	10.1%
Tampa, FL Area	3	680	2,353	—	2,353	2.3%	2,312	—	2,312	2.3%	1.8%	1.8%
Washington DC - MD - VA Area	9	2,304	9,303	—	9,303	9.0%	9,971	(238)	9,733	9.5%	(6.7)%	(4.4)%
Other Areas	54	9,395	30,396	—	30,396	29.3%	32,158	(717)	31,441	30.4%	(5.5)%	(3.3)%
Total Portfolio	123	26,013	$103,720	$30	$103,750	100.0%	$106,891	$(4,166)	$102,725	100.0%	(3.0)%	1.0%

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
Adjustments have been made to the pre-acquisition results as indicated below.

(a) Management fee expense was adjusted to reflect current contractual rates.

(3)         The above information does not reflect the operations of Orlando WorldQuest Resort.

(4)         See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

HOTEL REVPAR BY MARKET

(unaudited)

			Year Ended December 31,
	Number of	Number of	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
Region	Hotels	Rooms	2016	2016	2016	2015	2015	2015	% Variance	% Variance

Atlanta, GA Area	10	1,920	$116.65	$(98.79)	$117.23	$108.61	$144.33	$113.11	7.4%	3.6%
Boston, MA Area	3	915	167.80	—	167.80	186.61	101.12	166.08	(10.1)%	1.0%
Dallas / Ft. Worth Area	7	1,518	110.08	—	110.08	108.33	115.68	108.75	1.6%	1.2%
Houston, TX Area	3	692	100.62	—	100.62	113.01	115.98	113.23	(11.0)%	(11.1)%
Los Angeles, CA Metro Area	6	1,619	126.35	(97.02)	130.24	107.68	(73.84)	112.04	17.3%	16.2%
Miami, FL Metro Area	3	587	130.23	—	130.23	127.33	—	127.33	2.3%	2.3%
Minneapolis - St. Paul, MN-WI Area	4	809	130.74	—	130.74	107.32	173.81	126.20	21.8%	3.6%
Nashville, TN Area	1	673	197.61	—	197.61	177.93	149.75	172.99	11.1%	14.2%
New York / New Jersey Metro Area	6	1,741	111.53	(85.36)	112.44	110.39	49.63	108.39	1.0%	3.7%
Orlando, FL Area	3	734	99.63	(91.88)	104.46	91.01	(80.91)	106.13	9.5%	(1.6)%
Philadelphia, PA Area	3	648	102.34	—	102.34	94.84	—	94.84	7.9%	7.9%
San Diego, CA Area	2	410	118.52	—	118.52	112.33	—	112.33	5.5%	5.5%
San Francisco - Oakland, CA Metro Area	6	1,368	152.40	—	152.40	146.54	—	146.54	4.0%	4.0%
Tampa, FL Area	3	680	111.89	—	111.89	102.04	122.12	103.83	9.7%	7.8%
Washington DC - MD - VA Area	9	2,304	129.19	(74.36)	132.08	127.99	(39.46)	130.02	0.9%	1.6%
Other Areas	54	9,395	106.56	(126.59)	106.39	106.30	97.11	105.31	0.2%	1.0%
Total Portfolio	123	26,013	$118.87	$(93.77)	$119.83	$114.19	$185.33	$116.15	4.1%	3.2%

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)         The above information does not reflect the operations of Orlando WorldQuest Resort.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

HOTEL EBITDA BY MARKET

(unaudited)

			Year Ended December 31,
	Number of	Number of	Actual	Non- comparable adjustments	Comparable		Actual	Non- comparable adjustments	Comparable		Actual	Comparable
Region	Hotels	Rooms	2016	2016	2016	% of Total	2015	2015	2015	% of Total	% Variance	% Variance

Atlanta, GA Area	10	1,920	$32,776	$(645)	$32,131	6.8%	$24,278	$4,359	$28,637	6.3%	35.0%	12.2%
Boston, MA Area	3	915	25,665	—	25,665	5.4%	23,004	2,445	25,449	5.6%	11.6%	0.8%
Dallas / Ft. Worth Area	7	1,518	26,180	—	26,180	5.5%	24,011	1,946	25,957	5.7%	9.0%	0.9%
Houston, TX Area	3	692	11,282	—	11,282	2.4%	13,075	1,403	14,478	3.2%	(13.7)%	(22.1)%
Los Angeles, CA Metro Area	6	1,619	36,135	(2,972)	33,163	7.0%	28,519	(1,690)	26,829	5.9%	26.7%	23.6%
Miami, FL Metro Area	3	587	11,920	—	11,920	2.5%	11,445	—	11,445	2.5%	4.2%	4.2%
Minneapolis - St. Paul, MN-WI Area	4	809	16,975	—	16,975	3.6%	10,010	5,858	15,868	3.5%	69.6%	7.0%
Nashville, TN Area	1	673	25,527	—	25,527	5.4%	17,793	2,975	20,768	4.6%	43.5%	22.9%
New York / New Jersey Metro Area	6	1,741	30,652	(747)	29,905	6.3%	29,912	(295)	29,617	6.5%	2.5%	1.0%
Orlando, FL Area	3	734	15,181	(5,622)	9,559	2.0%	20,357	(10,312)	10,045	2.2%	(25.4)%	(4.8)%
Philadelphia, PA Area	3	648	8,192	—	8,192	1.7%	7,011	—	7,011	1.5%	16.8%	16.8%
San Diego, CA Area	2	410	7,219	—	7,219	1.5%	6,631	—	6,631	1.5%	8.9%	8.9%
San Francisco - Oakland, CA Metro Area	6	1,368	34,559	—	34,559	7.3%	32,058	—	32,058	7.0%	7.8%	7.8%
Tampa, FL Area	3	680	11,595	—	11,595	2.4%	8,983	1,262	10,245	2.3%	29.1%	13.2%
Washington DC - MD - VA Area	9	2,304	46,134	(927)	45,207	9.5%	44,458	(200)	44,258	9.7%	3.8%	2.1%
Other Areas	54	9,395	148,102	(1,557)	146,545	30.8%	132,913	13,050	145,963	32.0%	11.4%	0.4%
Total Portfolio	123	26,013	$488,094	$(12,470)	$475,624	100.0%	$434,458	$20,801	$455,259	100.0%	12.3%	4.5%

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

(3)         The above information does not reflect the operations of Orlando WorldQuest Resort.

(4)         See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

 ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

 TOTAL ENTERPRISE VALUE

December 31, 2016

 (in thousands except share price)

 (unaudited)

December 31,
2016
End of quarter common shares outstanding	96,377
Partnership units outstanding (common share equivalents)*	18,755
Combined common shares and partnership units outstanding	115,132
Common stock price at quarter end	$7.76
Market capitalization at quarter end	$893,425
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series F preferred stock	$120,000
Series G preferred stock	$155,000
Debt on balance sheet date	$3,773,604
Joint venture partner’s share of consolidated debt	$(2,063)
Net working capital (see below)	$(525,290)
Total enterprise value (TEV)	4,692,824

Ashford Inc. Investment:
Common stock owned at end of quarter	598
Common stock price at quarter end	$43.14
Market value of Ashford Inc. investment	$25,805

Cash and cash equivalents	$347,984
Restricted cash	$144,239
Accounts receivable, net	$44,922
Prepaid expenses	$17,878
Investment in securities	$104,075
Due from affiliates, net	$(17,250)
Due from third-party hotel managers, net	$10,641
Market value of Ashford Inc. investment	$25,805
Total current assets	$678,294

Accounts payable, net & accrued expenses	$128,239
Dividends payable	$24,765
Total current liabilities	$153,004

Net working capital**	$525,290

* Total units outstanding = 19.4 million; impacted by current conversion factor.

** Includes the Company’s pro rata share of net working capital in joint ventures.

Ashford Hospitality Trust, Inc. and Subsidiaries

Anticipated Capital Expenditures Calendar (a)

		2016				2017
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated
Embassy Suites Austin	150	x	x	x
Hilton Garden Inn Austin	254	x	x	x
SpringHill Suites Jacksonville	102	x	x	x
Courtyard Boston Billerica	210	x	x
Courtyard Irvine Foothill Ranch	156	x	x
Residence Inn Fairfax	159	x	x
SpringHill Suites Gaithersburg	162	x	x
The Ashton	39	x	x
Towneplace Suites Manhattan Beach	144	x	x
Embassy Suites Houston	150	x		x	x
The Churchill	173	x		x	x
Courtyard Oakland Airport	156	x
Hilton Santa Fe	158	x
Renaissance Nashville	673	x							x
Westin Princeton	296	x							x
Embassy Suites Las Vegas	220		x	x	x
Hyatt Regency Coral Gables	253		x	x	x
Marriott Dallas Market Center	265		x	x	x	x
Courtyard Bloomington	117		x	x
Embassy Suites Dallas	150		x	x
Embassy Suites Orlando	174		x	x				x	x
Hampton Inn Lawrenceville	85		x	x
Embassy Suites Philadelphia	263		x						x
Courtyard Ft. Lauderdale	174			x	x
Crowne Plaza Annapolis	196			x	x	x
Embassy Suites Dulles	150			x	x
Le Pavillon New Orleans	226			x	x	x
Marriott Crystal Gateway	697			x	x	x	x	x	x
Marriott San Antonio Plaza	251			x			x	x	x
Courtyard Basking Ridge	235				x	x	x
Hampton Inn Parsippany	152				x	x	x
Hilton Boston Back Bay	390				x	x
Hilton Garden Inn Virginia Beach	176				x
Hilton St. Petersburg	333				x
Homewood Suites Pittsburgh Southpointe	148				x	x	x
Marriott Omaha	300				x	x
Residence Inn Lake Buena Vista	210				x	x
Courtyard Columbus Tipton Lakes	90					x
Hampton Inn Pittsburgh Washington	103					x
Hyatt Regency Savannah	351					x	x
Residence Inn Stillwater	101					x	x
Marriott DFW Airport	491							x
Hampton Inn Suites Columbus Easton	145					x	x	x	x
Hilton Garden Inn Wisconsin Dells	128					x	x	x	x
Hilton Tampa Westshore	238						x	x	x
Marriott RTP	225						x	x	x
Residence Inn Orlando Sea World	350						x	x	x
Hilton Garden Inn Jacksonville	119							x	x
Residence Inn Tampa Downtown	109							x	x
Sheraton Indy City Center	378							x	x
SpringHill Suites Kennesaw	90							x	x
Courtyard Crystal City Reagan	272								x
Courtyard Denver Airport	202								x
Courtyard Gaithersburg	210								x
Embassy Suites Santa Clara Silicon Valley	257								x
Residence Inn Jacksonville	120								x
Ritz Carlton Atlanta	444								x
Sheraton Anchorage	370								x
SpringHill Suites Centreville	136								x
Embassy Suites Walnut Creek	249						x	x	x
Renaissance Palm Springs	410						x	x	x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2016-2017 are included in these tables.

Exhibit 1

ASHFORD HOSPITALITY TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO HOTEL EBITDA

(in thousands)

(unaudited)

	2016	2016	2016	2016	2016
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	TTM

Net income	$31,821	$55,743	$106,459	$53,017	$247,040
Income from consolidated entities attributable to noncontrolling interests	(32)	(45)	(35)	9	(103)
Net income attributable to the Company	31,789	55,698	106,424	53,026	246,937
Non-property adjustments	5,650	3,591	(23,094)	114	(13,739)
Interest Income	(23)	(11)	(12)	(11)	(57)
Interest expense	484	479	469	467	1,899
Amortization of loan cost	124	121	119	118	482
Depreciation and amortization	61,294	60,020	59,922	61,978	243,214
Income tax expense	25	15	19	26	85
Non-Hotel EBITDA ownership expense	4,345	2,017	1,421	1,387	9,170
(Income) loss from consolidated entities attributable to noncontrolling interests	32	45	35	(9)	103

Hotel EBITDA including amounts attributable to noncontrolling interest	103,720	121,975	145,303	117,096	488,094

Non-comparable adjustments	30	(893)	(3,987)	(7,620)	(12,470)
Comparable Hotel EBITDA	$103,750	$121,082	$141,316	$109,476	$475,624

NOTES:

(1)   The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)  All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates

Exhibit 1

ASHFORD HOSPITALITY TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three months Ended December 31, 2016
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Orlando WorldQuest Resort	Corporate / Allocated	Ashford Hospitality Trust Inc.

Net income (loss)	$27,445	$4,376	$31,821	$162	$(88,623)	$(56,640)
Income from consolidated entities attributable to noncontrolling interests	(32)	—	(32)	—	30	(2)
Net loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	9,738	9,738
Net income (loss) attributable to the Company	27,413	4,376	31,789	162	(78,855)	(46,904)
Non-property adjustments	5,777	(127)	5,650	—	(5,650)	—
Interest income	(23)	—	(23)	—	(79)	(102)
Interest expense	484	—	484	—	49,219	49,703
Amortization of loan cost	124	—	124	—	5,973	6,097
Depreciation and amortization	49,455	11,839	61,294	109	49	61,452
Income tax expense (benefit)	(49)	74	25	—	291	316
Non-Hotel EBITDA ownership expense	3,672	673	4,345	(7)	(4,338)	—
(Income) loss from consolidated entities attributable to noncontrolling interests	32	—	32	—	(32)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	86,885	16,835	103,720	264	(33,422)	70,562
Less: EBITDA adjustments attributable to non-controlling interest	(47)	—	(47)	—	(43)	(90)
(Income) loss from consolidated entities attributable to noncontrolling interests	(32)	—	(32)	—	32	—
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	—	—	—	—	(9,738)	(9,738)
Equity in loss of unconsolidated entities	—	—	—	—	(107)	(107)
Company’s portion of EBITDA of Ashford Inc.	—	—	—	—	387	387
Company’s portion of EBITDA of OpenKey	—	—	—	—	(109)	(109)

Hotel EBITDA attributable to the Company and OP unitholders	$86,806	$16,835	$103,641	$264	$(43,000)	$60,905

Non-comparable adjustments	30	—	30
Comparable Hotel EBITDA	$86,915	$16,835	$103,750

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.  Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

Exhibit 1

ASHFORD HOSPITALITY TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three months Ended December 31, 2015
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Orlando WorldQuest Resort	Corporate / Allocated	Ashford Hospitality Trust Inc.

Net income (loss)	$33,546	$9,759	$43,305	$108	$(69,540)	$(26,127)
Income from consolidated entities attributable to noncontrolling interests	(8)	—	(8)	—	30	22
Net loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	4,113	4,113
Net income (loss) attributable to the Company	33,538	9,759	43,297	108	(65,397)	(21,992)
Non-property adjustments	—	—	—	—	—	—
Interest income	(7)	(2)	(9)	—	(14)	(23)
Interest expense	456	—	456	—	47,296	47,752
Amortization of loan cost	116	—	116	—	5,657	5,773
Depreciation and amortization	51,757	9,239	60,996	145	48	61,189
Income tax expense (benefit)	59	59	118	—	(43)	75
Non-Hotel EBITDA ownership expense	1,922	(13)	1,909	(1)	(1,908)	—
(Income) loss from consolidated entities attributable to noncontrolling interests	8	—	8	—	(8)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	87,849	19,042	106,891	252	(14,369)	92,774
Less: EBITDA adjustments attributable to non-controlling interest	(65)	—	(65)	—	(24)	(89)
(Income) loss from consolidated entities attributable to noncontrolling interests	(8)	—	(8)	—	8	—
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	—	—	—	—	(4,113)	(4,113)
Equity in loss of unconsolidated entities	—	—	—	—	(759)	(759)
Company’s portion of EBITDA of Ashford Inc.	—	—	—	—	846	846

Hotel EBITDA attributable to the Company and OP unitholders	$87,776	$19,042	$106,818	$252	$(18,411)	$88,659

Non-comparable adjustments	(4,166)	—	(4,166)
Comparable Hotel EBITDA	$83,683	$19,042	$102,725

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.  Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

Exhibit 1

ASHFORD HOSPITALITY TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Year Ended December 31, 2016
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Orlando WorldQuest Resort	Corporate / Allocated	Ashford Hospitality Trust Inc.

Net income (loss)	$208,871	$38,169	$247,040	$1,233	$(307,055)	$(58,782)
Income from consolidated entities attributable to noncontrolling interests	(103)	—	(103)	—	117	14
Net loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	12,483	12,483
Net income (loss) attributable to the Company	208,768	38,169	246,937	1,233	(294,455)	(46,285)
Non-property adjustments	(13,726)	(13)	(13,739)	—	13,739	—
Interest income	(55)	(2)	(57)	—	(274)	(331)
Interest expense	1,899	—	1,899	—	197,971	199,870
Amortization of loan cost	482	—	482	—	23,615	24,097
Depreciation and amortization	200,680	42,534	243,214	455	194	243,863
Income tax expense (benefit)	11	74	85	—	1,447	1,532
Non-Hotel EBITDA ownership expense	8,666	504	9,170	53	(9,223)	—
(Income) loss from consolidated entities attributable to noncontrolling interests	103	—	103	—	(103)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	406,828	81,266	488,094	1,741	(67,089)	422,746
Less: EBITDA adjustments attributable to non-controlling interest	(246)	—	(246)	—	(117)	(363)
(Income) loss from consolidated entities attributable to noncontrolling interests	(103)	—	(103)	—	103	—
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	—	—	—	—	(12,483)	(12,483)
Equity in loss of unconsolidated entities	—	—	—	—	1,048	1,048
Company’s portion of EBITDA of Ashford Inc.	—	—	—	—	180	180
Company’s portion of EBITDA of OpenKey	—	—	—	—	(303)	(303)
Hotel EBITDA attributable to the Company and OP unitholders	$406,479	$81,266	$487,745	$1,741	$(78,661)	$410,825

Non-comparable adjustments	(12,470)	—	(12,470)
Comparable Hotel EBITDA	$394,358	$81,266	$475,624

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.  Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

Exhibit 1

ASHFORD HOSPITALITY TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Year Ended December 31, 2015
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Orlando WorldQuest Resort	Corporate / Allocated	Ashford Hospitality Trust Inc.

Net income (loss)	$149,073	$48,018	$197,091	$1,114	$108,207	$306,412
Income from consolidated entities attributable to noncontrolling interests	(90)	—	(90)	—	120	30
Net loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	(35,503)	(35,503)
Net income (loss) attributable to the Company	148,983	48,018	197,001	1,114	72,824	270,939
Non-property adjustments	21,080	(1)	21,079	—	(21,079)	—
Interest income	(30)	(4)	(34)	—	(56)	(90)
Interest expense	1,380	—	1,380	—	167,454	168,834
Amortization of loan cost	342	—	342	—	18,338	18,680
Depreciation and amortization	178,086	31,563	209,649	564	197	210,410
Income tax expense (benefit)	119	59	178	—	4,532	4,710
Non-Hotel EBITDA ownership expense	5,214	(441)	4,773	11	(4,784)	—
(Income) loss from consolidated entities attributable to noncontrolling interests	90	—	90	—	(90)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	355,264	79,194	434,458	1,689	237,336	673,483
Less: EBITDA adjustments attributable to non-controlling interest	(229)	—	(229)	—	(102)	(331)
(Income) loss from consolidated entities attributable to noncontrolling interests	(90)	—	(90)	—	90	—
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	—	—	—	—	35,503	35,503
Equity in loss of unconsolidated entities	—	—	—	—	3,445	3,445
Company’s portion of EBITDA of Ashford Inc.	—	—	—	—	828	828
Company’s portion of EBITDA of Ashford Prime	—	—	—	—	7,640	7,640
Company’s portion of EBITDA of Highland JV				—	11,982	11,982
Hotel EBITDA attributable to the Company and OP unitholders	$354,945	$79,194	$434,139	$1,689	$296,722	$732,550

Non-comparable adjustments	15,137	5,664	20,801
Comparable Hotel EBITDA	$370,401	$84,858	$455,259

NOTES:

(1)         The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.  Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31, 2016
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN- WI Area	Nashville, TN Area	New York / New Jersey Metro Area	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington DC - MD - VA Area	Other Areas	Total Portfolio

Net income (loss)	$3,546	$2,467	$2,856	$686	$11,284	$(228)	$1,357	$3,405	$2,259	$875	$132	$297	$5,785	$1,044	$3,524	$(7,468)	$31,821
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(32)	(32)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net income attributable to the Company	3,546	2,467	2,856	686	11,284	(228)	1,357	3,405	2,259	875	132	297	5,785	1,044	3,524	(7,500)	31,789
Non-property adjustments	22	—	—	—	(7,506)	—	—	—	—	58	—	—	—	—	223	12,853	5,650
Interest income	—	—	(1)	—	(1)	—	(9)	—	(2)	(2)	—	—	(3)	—	(3)	(2)	(23)
Interest expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	484	484
Amortization of loan cost	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	124	124
Depreciation and amortization	3,768	3,182	2,910	1,703	3,987	1,629	2,541	2,435	4,485	1,209	1,403	1,049	2,174	1,147	5,624	22,048	61,294
Income tax expense	—	—	—	—	—	—	—	—	74	—	29	—	—	—	—	(78)	25
Non-Hotel EBITDA ownership expense	44	305	187	55	(62)	1,185	40	(40)	28	4	113	5	(51)	162	(65)	2,435	4,345
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	32	32
EBITDA including amounts attributable to noncontrolling interest	7,380	5,954	5,952	2,444	7,702	2,586	3,929	5,800	6,844	2,144	1,677	1,351	7,905	2,353	9,303	30,396	103,720

Non-comparable adjustments	1	—	—	—	17	—	—	—	10	2	—	—	—	—	—	—	30

Comparable Hotel EBITDA	$7,381	$5,954	$5,952	$2,444	$7,719	$2,586	$3,929	$5,800	$6,854	$2,146	$1,677	$1,351	$7,905	$2,353	$9,303	$30,396	$103,750

NOTES:

(1)

The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)

All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31, 2015
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN- WI Area	Nashville, TN Area	New York / New Jersey Metro Area	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington DC - MD - VA Area	Other Areas	Total Portfolio

Net income (loss)	$2,715	$2,555	$3,058	$2,054	$2,237	$822	$777	$2,553	$2,719	$2,672	$240	$275	$4,597	$792	$5,055	$10,184	$43,305
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(8)	(8)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net income attributable to the Company	2,715	2,555	3,058	2,054	2,237	822	777	2,553	2,719	2,672	240	275	4,597	792	5,055	10,176	43,297
Non-property adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest income	—	—	—	—	(1)	(1)	—	—	(2)	(1)	—	—	(1)	—	(2)	(1)	(9)
Interest expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	456	456
Amortization of loan cost	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	116	116
Depreciation and amortization	4,128	3,049	3,048	1,687	4,747	1,300	2,081	2,155	4,725	2,190	1,294	1,050	2,394	1,488	5,011	20,649	60,996
Income tax expense	7	—	—	—	—	—	—	(4)	59	—	24	—	—	—	9	23	118
Non-Hotel EBITDA ownership expense	209	28	27	193	(4)	419	47	26	(95)	53	137	18	190	32	(102)	731	1,909
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	8	8
EBITDA including amounts attributable to noncontrolling interest	7,059	5,632	6,133	3,934	6,979	2,540	2,905	4,730	7,406	4,914	1,695	1,343	7,180	2,312	9,971	32,158	106,891

Non-comparable adjustments	(317)	—	—	—	(547)	—	822	—	(455)	(2,714)	—	—	—	—	(238)	(717)	(4,166)

Comparable Hotel EBITDA	$6,742	$5,632	$6,133	$3,934	$6,432	$2,540	$3,727	$4,730	$6,951	$2,200	$1,695	$1,343	$7,180	$2,312	$9,733	$31,441	$102,725

NOTES:

(1)

The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)

All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Year Ended December 31, 2016
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN- WI Area	Nashville, TN Area	New York / New Jersey Metro Area	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington DC - MD - VA Area	Other Areas	Total Portfolio

Net income (loss)	$21,394	$11,940	$14,750	$4,241	$25,838	$4,512	$7,030	$16,154	$17,797	$22,516	$2,543	$2,982	$24,990	$6,565	$20,213	$43,575	$247,040
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(103)	(103)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net income attributable to the Company	21,394	11,940	14,750	4,241	25,838	4,512	7,030	16,154	17,797	22,516	2,543	2,982	24,990	6,565	20,213	43,472	246,937
Non-property adjustments	(3,978)	—	—	—	(7,506)	—	—	—	(5,482)	(13,379)	—	—	—	—	5,262	11,344	(13,739)
Interest income	—	—	(1)	—	(2)	(1)	(11)	—	(8)	(7)	(1)	(1)	(8)	—	(10)	(7)	(57)
Interest expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,899	1,899
Amortization of loan cost	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	482	482
Depreciation and amortization	14,902	13,096	11,354	6,882	17,919	5,813	9,872	9,373	17,900	5,755	5,498	4,199	9,336	4,684	21,414	85,217	243,214
Income tax expense	—	—	—	—	—	—	—	—	74	—	29	—	—	—	—	(18)	85
Non-Hotel EBITDA ownership expense	458	629	77	159	(114)	1,596	84	—	371	296	123	39	241	346	(745)	5,610	9,170
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	103	103
EBITDA including amounts attributable to noncontrolling interest	32,776	25,665	26,180	11,282	36,135	11,920	16,975	25,527	30,652	15,181	8,192	7,219	34,559	11,595	46,134	148,102	488,094

Non-comparable adjustments	(645)	—	—	—	(2,972)	—	—	—	(747)	(5,622)	—	—	—	—	(927)	(1,557)	(12,470)

Comparable Hotel EBITDA	$32,131	$25,665	$26,180	$11,282	$33,163	$11,920	$16,975	$25,527	$29,905	$9,559	$8,192	$7,219	$34,559	$11,595	$45,207	$146,545	$475,624

NOTES:

(1)

The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)

All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Year Ended December 31, 2015
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN- WI Area	Nashville, TN Area	New York / New Jersey Metro Area	Orlando, FL Area	Philadelphia , PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington DC - MD - VA Area	Other Areas	Total Portfolio

Net income (loss)	$10,957	$13,805	$12,723	$6,552	$10,846	$5,896	$3,653	$10,516	$13,907	$11,888	$1,783	$2,414	$22,515	$3,562	$24,350	$41,724	$197,091
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(90)	(90)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net income attributable to the Company	10,957	13,805	12,723	6,552	10,846	5,896	3,653	10,516	13,907	11,888	1,783	2,414	22,515	3,562	24,350	41,634	197,001
Non-property adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,817	18,262	21,079
Interest income	—	—	(1)	—	(3)	(2)	—	—	(7)	(5)	—	—	(1)	—	(11)	(4)	(34)
Interest expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,380	1,380
Amortization of loan cost	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	342	342
Depreciation and amortization	12,938	9,003	11,104	6,094	17,477	4,830	6,303	6,959	15,989	8,160	4,896	4,195	9,321	5,133	18,195	69,052	209,649
Income tax expense	7	—	—	—	—	—	—	(4)	59	—	24	—	—	—	9	83	178
Non-Hotel EBITDA ownership expense	376	196	185	429	199	721	54	322	(36)	314	308	22	223	288	(902)	2,074	4,773
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	90	90
EBITDA including amounts attributable to noncontrolling interest	24,278	23,004	24,011	13,075	28,519	11,445	10,010	17,793	29,912	20,357	7,011	6,631	32,058	8,983	44,458	132,913	434,458

Non-comparable adjustments	4,359	2,445	1,946	1,403	(1,690)	—	5,858	2,975	(295)	(10,312)	—	—	—	1,262	(200)	13,050	20,801

Comparable Hotel EBITDA	$28,637	$25,449	$25,957	$14,478	$26,829	$11,445	$15,868	$20,768	$29,617	$10,045	$7,011	$6,631	$32,058	$10,245	$44,258	$145,963	$455,259

NOTES:

(1)              The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)              All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Year Ended December 31, 2016
	BAML Pool 1 & 2 - 8 hotels	Morgan Stanley MIP - 5 hotels	Cantor Commercial Real Estate - 1 hotel	Column Financial - 24 hotels	JPM Lakeway - 1 hotel	BAML Le Pavillon - 1 hotel	US Bank Indigo Atlanta - 1 hotel	Morgan Stanley - 8 hotels	Morgan Stanley Ann Arbor - 1 hotel	BAML W Atlanta - 1 hotel	Morgan Stanley Pool A - 7 hotels	Morgan Stanley Pool B - 4 hotels	BAML Pool - 17 hotels	Morgan Stanley Boston Back Bay - 1 hotel	Morgan Stanley Princeton/ Nashville - 2 hotels	NorthStar HGI Wisconsin Dells - 1 hotel

Net income (loss)	$24,394	$11,096	$(631)	$40,837	$105	$(626)	$747	$1,290	$1,967	$2,099	$14,384	$(2,481)	$20,869	$8,791	$17,971	$751
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to the Company	24,394	11,096	(631)	40,837	105	(626)	747	1,290	1,967	2,099	14,384	(2,481)	20,869	8,791	17,971	751
Non-property adjustments	(225)	—	—	9,085	—	114	—	—	—	—	4,096	5,262	(135)	—	—	—
Interest income	(19)	—	—	—	—	—	—	—	—	—	—	(1)	(6)	—	—	—

Interest expense	3	—	1,838	—	—	—	—	58	—	—	—	—	—	—	—	—
Amortization of loan cost	—	—	482	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	20,571	12,232	1,852	64,341	2,314	2,744	1,396	10,441	1,849	2,911	18,550	4,836	25,178	5,496	11,439	759
Income tax expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-Hotel EBITDA ownership expense	606	265	13	2,369	62	360	74	385	17	45	1,399	211	2,833	399	28	106
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Hotel EBITDA including amounts attributable to noncontrolling interest	45,330	23,593	3,554	116,632	2,481	2,592	2,217	12,174	3,833	5,055	38,429	7,827	48,739	14,686	29,438	1,616

Non-comparable adjustments	—	—	—	—	—	—	—	—	—	—	—	(927)	—	—	—	—

Comparable Hotel EBITDA	$45,330	$23,593	$3,554	$116,632	$2,481	$2,592	$2,217	$12,174	$3,833	$5,055	$38,429	$6,900	$48,739	$14,686	$29,438	$1,616

	JP Morgan - 18 hotels	Omni American Bank - 1 hotel	GACC Gateway - 1 hotel	Deutsche Bank W Minneapolis - 1 hotel	GACC Jacksonville RI - 1 hotel	GACC Manchester RI - 1 hotel	Key Bank Manchester CY - 1 hotel	Morgan Stanley Pool C1 - 3 hotels	Morgan Stanley Pool C2 - 2 hotels	Morgan Stanley Pool C3 - 3 hotels	BAML Pool 3 - 3 hotels	BAML Pool 5 - 2 hotels	BAML Pool 4 - 2 hotels	NorthStar Gainesville - 1 hotel	Wachovia 5 - 5 hotels	Unencumbered hotels	Total Portfolio

Net income (loss)	$36,179	$607	$8,726	$3,623	$734	$519	$242	$5,290	$1,847	$2,409	$4,632	$2,072	$9,597	$2,493	$27,225	$(718)	$247,040
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	(73)	(30)	—	—	—	—	—	—	—	—	—	(103)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to the Company	36,179	607	8,726	3,623	734	446	212	5,290	1,847	2,409	4,632	2,072	9,597	2,493	27,225	(718)	246,937
Non-property adjustments	—	—	—	—	—	—	—	—	—	—	—	—	(7,506)	(1,590)	(22,840)	—	(13,739)
Interest income	(11)	—	(1)	(9)	—	—	—	—	—	—	(5)	(1)	—	—	(1)	(3)	(57)
Interest expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,899
Amortization of loan cost	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	482
Depreciation and amortization	27,360	441	7,113	3,300	905	886	681	2,812	448	1,266	3,821	949	875	626	2,255	2,567	243,214
Income tax expense	103	—	—	—	—	(36)	18	—	—	—	—	—	—	—	—	—	85
Non-Hotel EBITDA ownership expense	281	9	(1,204)	12	126	9	8	65	34	52	39	17	6	28	375	141	9,170
Income from consolidated entities attributable to noncontrolling interest	—	—	—	—	—	73	30	—	—	—	—	—	—	—	—	—	103
Hotel EBITDA including amounts attributable to noncontrolling interest	63,912	1,057	14,634	6,926	1,765	1,378	949	8,167	2,329	3,727	8,487	3,037	2,972	1,557	7,014	1,987	488,094

Non-comparable adjustments	—	—	—	—	—	—	—	—	—	—	—	—	(2,972)	(1,557)	(7,014)	—	(12,470)

Comparable Hotel EBITDA	$63,912	$1,057	$14,634	$6,926	$1,765	$1,378	$949	$8,167	$2,329	$3,727	$8,487	$3,037	$—	$—	$—	$1,987	$475,624

NOTES:

(1)              The above comparable information assumes the 123 hotel properties owned and included in the Company’s operations at December 31, 2016,  were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)              All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.  Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.